UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    February 4, 2010

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Zebra Incentive Plan

On February 4, 2010, the Compensation Committee of the Board of Directors of Zebra approved the 2010 Zebra Incentive Plan (the “Plan”). Participation in the Plan is limited to management-level employees of Zebra and its subsidiaries. Participants include all of Zebra’s executive officers, including Anders Gustafsson, Hugh K. Gagnier, Philip Gerskovich, Michael C. Smiley and Michael H. Terzich (such individuals, “Named Officers”).

Performance Components.

Initial Performance Goal. The initial performance goal is positive Zebra income from operations. Additional goals relating to financial and personal performance (the “Financial Component” and the “Personal Component” respectively) are established for the purpose of determining a participant’s earned bonus, if any. The bonus of the Chief Executive Officer may not exceed 1.5% of Zebra income from operations. The bonus of other executive officers may not exceed 0.5% of Zebra income from operations.

Financial Performance Component. Individual incentive awards are based on two incentive performance components. The Financial Component consists of one or more financial performance goals of Zebra and/or the participant’s business unit. Performance achievement with respect to the Financial Component is measured for the whole fiscal year (the “Performance Period”).

The Financial Component performance goals are described in the Plan (the “Financial Performance Goals”). When a participant has multiple Financial Performance Goals, such as when the Financial Component is tied to the performance of Zebra and of a business unit, or to multiple performance measures of a business unit (e.g., income from operations, revenue, total bookings), a relative weight percentage is assigned to each Financial Performance Goal, with an aggregate assigned weight of 100%.

With respect to the Named Officers, Messrs. Gustafsson’s, Smiley’s and Gerskovich’s Financial Component for the Performance Period is the weighted average of the achievement level of the Specialty Printer Group (“SPG”) and Zebra Enterprise Solutions (“ZES”) income from operations, weighted at 90% and 10% respectively (“Corporate Performance”). Messrs. Gagnier’s and Terzich’s Financial Component for the Performance Period is based 75% on Corporate Performance and 25% on SPG income from operations. The Financial Component performance goals were established by the Committee at budgeted levels of income from operations for both ZES and SPG. In addition, each executive officer’s actual incentive award may be adjusted based on Return on Invested Capital (“ROIC”), which is a modifier that increases or decreases the Financial Component incentive award amount based upon ROIC performance.

Personal Component. Each participant’s incentive award under the Plan is also based on a Personal Component consisting of the achievement of one or more other performance goals (the “Personal Performance Goals”). Performance achievement with respect to the Personal Component is also measured for the Performance Period.

The Personal Performance Goals of Mr. Gustafsson will be determined by the Committee prior to March 31, 2010. The Personal Performance Goals of the other executive officers will be determined by Mr. Gustafsson prior to March 31, 2010.

Incentive Award Payout Levels.

The incentive award of each participant will be calculated separately with respect to its Financial Component and Personal Component. For each participant, a relative weight percentage is assigned to each component, with an aggregate assigned weight of 100%. The weights for Zebra’s executive officers, including the Named Officers, were determined by the Committee and are 80% for the Financial Component and 20% for the Personal Component.

Each participant is also assigned a target incentive award percentage based on annual salary. The Named Officers’ target percentages are as follows: Mr. Gustafsson, 100%; Mr. Smiley, 50%; Mr. Gerskovich, 50%; Mr. Gagnier, 45%; and Mr. Terzich, 45%.

The Plan sets forth the performance payout percentages that will be awarded for achievement of Financial Performance Goals at various performance levels as follows.

SPG Income from Operations, ZES
Revenue and ZES Total Bookings		ZES Income from Operations
Percent of Performance Goal Achievement	Performance Payout Percentage	Percent of Performance Goal Achievement	Performance Payout Percentage
<75.0%	0%	<75.0%	0%
75.0%	50.0%	75.0%	50.0%
80.0%	60.0%	80.0%	60.0%
85.0%	70.0%	85.0%	70.0%
90.0%	80.0%	90.0%	80.0%
95.0%	90.0%	95.0%	90.0%
100.0%	100.0%	100.0%	100.0%
105.0%	133.3%	105.0%	120.0%
110.0%	166.7%	110.0%	140.0%
115.0%	200.0%	115.0%	160.0%
		120.0%	180.0%
		125.0%	200.0%

Performance between any of the stated achievement levels shall be interpolated on a straight line basis between the stated performance levels.

If the ROIC goal is achieved, the Financial Component incentive award amount is not modified. If the ROIC goal is exceeded, the award amount is increased by 20%. If the ROIC goal is not achieved, the award amount is reduced by 20%, 40% or 100% depending upon the level of achievement in relation to the goal. Interpolation is not performed between stated levels of ROIC performance.

This description of the Plan is qualified by reference to the complete text of the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	2010 Zebra Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: February 10, 2010	By:	/s/ Jim Kaput
Jim Kaput
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	2010 Zebra Incentive Plan

1